UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 14, 2008

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Utah	333-105075	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3293 Harrison Boulevard, Suite 230
Ogden, Utah 84403
(Address of principal executive offices) (Zip Code)

801-399-5500
(Registrant’s telephone number, including area code)

Ogden Golf Co. Corporation 1661 Lakeview Circle Ogden, UT 84403
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 19, 2008, the Registrant, Bio-Path Holdings, Inc. (fka Ogden Golf Co. Corp), filed a Form 8-K to announce the completion of a merger transaction with Bio-Path, Inc.  Bio-Path, Inc. is, as a result of the merger, a wholly-owned subsidiary of the Registrant, Bio-Path Holdings, Inc.  In connection with the merger, the registrant changed its year end from June 30th to December 31st.  Set forth below in Item 2.01 is the Managements Discussion and Analysis of Bio-Path, Inc. for the fiscal year ended December 31, 2007.  Attached as Exhibit 99.1 are the audited financial statements for of Bio-Path, Inc. for the fiscal year ended December 31, 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Managements Discussion and Analysis and Plan of Operation of Bio-Path, Inc.

When you read this section of this Managements Discussion and Analysis and Plan of Operation, it is important that you also read the financial statements and related notes included elsewhere in this Form 8-K. This Item contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations, and intentions. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the matters discussed under the caption “Risk Factors” in  the Company’s Form 8-K that was filed February 19, 2008

Overview

Bio-Path Holdings, Inc. (the “Company”), was formed under the name of Ogden Golf Co. Corporation.  The Company terminated its retail golf store operations in December 2006.  On February 14, 2008, the Company acquired Bio-Path, Inc. (“Bio-Path”) in a merger transaction.  In connection with the Merger, we changed our name to Bio-Path Holdings, Inc., we acquired Bio-Path as a wholly owned subsidiary and we appointed new officers and directors.  In connection with the Merger, we also increased our authorized capital stock and adopted a Stock Incentive Plan.  The Merger and related matters are further described in a Form 8-K filed on February 19, 2008.

Subsequent to the Merger, we changed our fiscal year end from June 30th to December 31st.  This Management's Discussion and Analysis and Plan of Operation relates to our subsidiary Bio-Path's Audited Financial Statements for the year ended December 31,  2007.

Bio-Path was formed to finance and facilitate the development of novel cancer therapeutics.  Bio-Path’s initial plan is to acquire licenses for drug technologies from The University of Texas M. D. Anderson Cancer Center (“M. D. Anderson”), to fund clinical and other trials for such technologies and to commercialize such technologies. Bio-Path has negotiated and executed two exclusive licenses (“License Agreements”) for three lead products and nucleic acid delivery technology. These licenses specifically provide drug delivery platform technology with composition of matter intellectual property that enables systemic delivery of antisense, small interfering RNA (“siRNA”) and small molecules for treatment of cancer.  Bio-Path’s business plan is to act efficiently as an intermediary in the process of translating newly discovered drug technologies into authentic therapeutic drugs candidates.  Its strategy is to selectively license potential drug candidates for certain cancers, and, primarily utilizing the comprehensive drug development capabilities of M. D. Anderson, to advance these candidates into initial human efficacy trials (Phase IIA), and out-license each successful potential drug to a pharmaceutical company.

Plan of Operation

Our plan of operation over the next 36 months is focused on achievement of milestones with the intent to demonstrate clinical proof-of concept of Bio-Path’s delivery technology and lead drug products. Furthermore, we will attempt to validate our business model by in-licensing additional products to broaden the drug product pipeline.

We anticipate that over the next 36 months, we will need to raise approximately $11,500,000 to completely implement our business plan.  Bio-Path completed several financing rounds prior to the closing of the Merger raising net proceeds of $3,076,933. We believe that the pre-merger funding will enable us to achieve three key milestones:

1)  conduct a Phase I clinical trial of Bio-Path’s lead drug BP-100-1.01, which if successful, will validate Bio-Path’s liposomal delivery technology for nucleic acid drug products including siRNA;
2)  perform necessary pre-clinical studies in Bio-Path’s lead liposomal siRNA drug candidate to enable the filing of an Investigational New Drug (”IND") for a Phase I clinical trial; and
3)  out-license (non-exclusively) Bio-Path’s delivery technology for either antisense or siRNA to a pharmaceutical partner to speed development applications of Bio-Path’s technology.

The Phase I clinical trial of BP-100-1.01 is budgeted for $1,675,000.  BP-100-1.01 is Bio-Path’s lead lipid delivery RNAi drug, which will be clinically tested for validation in Chronic Myelogenous Leukemia (CML).  If this outcome is favorable, Bio-Path expects there will be numerous opportunities to negotiate non-exclusive license applications involving upfront cash payments with pharmaceutical companies developing siRNA and antisense drugs that need systemic delivery technology.  Commencement of the Phase I clinical trial depends on the Federal Drug Administration (“FDA”) approving the IND for BP-100-1.01.  BP-100-2.01 is Bio-Path’s lead siRNA drug, which will be clinically tested for validation as a novel, targeted ovarian cancer therapeutic agent.  Performing the remaining pre-clinical development work for BP-100-2.01 expected to be required for an IND is budgeted for $75,000.

We anticipate that will need to raise an additional $11,500,000 in the next 36 months in funding to complete its $15 million fund raising objectives to conduct additional clinical trials in other Bio-Path drug candidates and extend operations through 36 months.  The Phase I clinical trial of BP-100-2.01 is expected to cost $2,000,000.  Commencement of the Phase I clinical trial depends on the FDA approving the IND for BP-100-2.01.  Success in the Phase I clinical trial will be based on the demonstration that the delivery technology for siRNA has the same delivery characteristics seen in other non-siRNA, small molecule cancer drug applications.  If the Phase I clinical trial in BP-100-1.01 is successful, the Company will follow with a Phase IIa trial in BP-100-1.01.  Successful Phase I and IIa trials of BP-100-1.01 will demonstrate clinical proof-of-concept that BP-100-1.01 is a viable therapeutic drug product for treatment of CML.  The Phase IIa clinical trial in BP-100-1.01 is expected to cost approximately $1,600,000.  The additional $11,420,000 in capital raised will also allow Bio-Path to conduct a Phase I clinical trial of BP-100-1.02, which is an anti-tumor drug that treats a broad range of cancer tumors.  This trial is budgeted to cost $2,500,000 and is higher than the Phase I clinical trial for BP-100-1.01 due to expected higher hospital, patient monitoring and drug costs.  Similar to the case with BP-100-1.01, commencement of the Phase I clinical trial of BP-100-1.02 requires that the FDA approve the IND application for BP-100-1.02.

We have currently budgeted approximately $2,000,000 out of the total $11,500,000 to be raised for additional drug development opportunities, including the possibility of funding an additional Phase I clinical trial for a second siRNA drug product.  The balance of the funding is planned to fund patent expenses, licensing fees, pre-clinical costs to M. D. Anderson’s Pharmaceutical Development Center, consulting fees and management and administration.

We have generated less than one full year of financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in ourtechnology and trials.We cannot guarantee that plans asdescribed in this report will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods. If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

There can be no assurance of the following:

1)  That the actual costs of a particular trial will come within our budgeted amount.
2)  That any trials will be successful or will result in drug commercialization opportunities.
3)  That we will be able to raise the sufficient funds to allow us to operate for three years or to complete our trials.

Results of Operations

Except as discussed below, a discussion of our past financial results is not pertinent to the business plan of the Company on a going forward basis, due to the change in our business which occurred upon consummation of the Merger on February 14,  2008.

Results of Operations for the year ended December 31, 2007 and period from inception (May 10, 2007) to December 31, 2007.

We have no operating revenues since our inception.  Our operating expenses from inception to December 31, 2007, aggregated $307,006 and consisted of research and development expenses of $8,175, general and administrative expenses of $271,280 of which $233,333 was for salaries, and amortization expenses of $27,551 relating to the Company’s licensed technology. We expect these costs to increase moderately as we proceed with our development plans.

We had interest income of $25,609, for the year ended December 31, 2007. Our interest income was derived from cash and cash equivalents net of bank fees.

Our net loss was $281,397 for the year ended December 31, 2007.  Net loss per share, both basic and diluted was $0.03.

Liquidity and Capital Resources

At December 31, 2007, we had cash of $1,219,358.  Cash used in operations since inception to December 31, 2007 totaled $251,107. Since inception we have net cash from financing activities of $1,670,465 As discussed in our Plan of Operation above, we believe that our available cash will be sufficient to fund our liquidity and capital expenditure requirements through the current fiscal year ending December 31, 2008. However, we believe that we will we will need to raise approximately $15,000,000 to completely implement our business plan.

Subsequent Events

In February of 2008, the Company issued 1,579,400 shares of common stock for $1,579,400 in cash to investors in the Company pursuant to a private placement memorandum.

In February of 2008, Bio-Path completed a reverse merger with Ogden Golf Co. Corporation, a public company traded over the counter that has no current operations.  The name of Ogden Golf will be changed to Bio-Path Holdings, Inc. and the directors and officers of Bio-Path, Inc. will become the directors and officers of Bio-Path Holdings, Inc.  Bio-Path has become a publicly traded company (symbol BPTH) as a result of this merger.   A total of 38,023,578 shares of Bio-Path Holdings were issued to the Bio-Path, shareholders in the share exchange between Ogden Golf and Bio-Path.

In March and April of 2008, the Company entered into a Placement Agent Agreement with Westcap Securities, Inc. for the sale of the Company’s common stock to institutional investors and Commission Agreements with ACAP Financial, Inc. and Peyton, Chandler & Sullivan, Inc. for the sale of the Company’s common stock to accredited investors.  These fund raising agreements are on a best efforts basis and contain no liability to the Company.

In April of 2008 the Company made stock option grants for services over the next three years to purchase in the aggregate 1,615,000 shares of the Company’s common stock.  Terms of the stock option grants require, among other things, that the individual continues to provide services over the vesting period of the option, which is four or five years from the date that each option granted to the individual becomes effective.  The exercise price of the options is $0.90 a share.  None of the stock option grants are for current officers of the Company.  In April of 2008 the Company awarded warrants for services to purchase in the aggregate 85,620 shares of the Company’s common stock.  The exercise price is $0.90 a share.  In April of 2008, the Company issued 200,000 shares of the Company’s common stock to a firm in connection with introducing Bio-Path, Inc. to its merger partner Ogden Golf.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations and Commitments

Bio-Path has recently entered into two Patent and Technology License Agreements (the “Licenses”) with M. D.Anderson relating to its technology. A summary of certain material terms of each of the Licenses is as follows:

Licensor:	The Board of Regents of the University of Texas System on behalf of The University of Texas M. D. Anderson Cancer Center

Licensee:	Bio-Path, Inc.

License:	A royalty bearing, exclusive license to manufacture, use and sell the Licensed Products

Territory:	Worldwide

Retained Rights :	Certain research and academic rights are retained by Licensor

License Fees:
Documentation Fee - $40,000 for the first license and $60,000 for the second license; annual maintenance fee - $25,000 for years 1, 2 & 3 increasing to $100,000 in the eighth year.  After the first sale, increasing to $125,000

Royalties:	Three percent of net sales

Milestone Payments:	One-time payments range from $150,000 to $2,000,000. Total up to $8,150,000

Securities Issuance:	1,883,333 shares of Bio-Path for first License and 1,255,556 shares for second License. These shares were converted into shares of the Company’s common stock in the Merger.

Expense:	Bio-Path will reimburse M. D.Anderson for expenses

Term:	Full term of patents

To maintain its rights to the licensed technology, Bio-Path must meet certain development and funding milestones.

Inflation

Bio-Path does not believe that inflation will negatively impact its business plans.

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles (”GAAP”) in the United States has required the management of the Company to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. The Company considers its critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk -- Financial instruments that potentially subject the Company to a significant concentration of credit risk consist of cash.  The Company maintains its cash balances with one major commercial bank.  The balances are insured by the Federal Deposit Insurance Corporation up to $100,000.  As a result, $1,119,358 of the Company’s cash balances is not covered by the FDIC.

Intangible Assets/Impairment of Long-Lived Assets -- As of December 31, 2007, Other Assets total $2,526,616 for the Company’s two technology licenses, comprised of $2,554,167 in original value acquiring the Company’s technology licenses less accumulated amortization of $27,551.  The original value consists of $200,000 in cash paid to MD Anderson plus 3,138,889 shares of common stock granted to MD Anderson valued at $2,354,167.  This value is being amortized over a fifteen year (15 year) period from November 7, 2007, the date that the technology licenses became effective.  .  The Company accounts for the impairment and disposition of its long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  In accordance with SFAS No. 144, long-lived assets are reviewed for events of changes in circumstances which indicate that their carrying value may not be recoverable.  The Company estimates that approximately $170,000 will be amortized per year for each future year until approximately 2022.

Research and Development Costs -- Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with SFAS No. 2, “Accounting for Research and Development Costs.”

Stock-Based Compensation -- The Company currently does not have any stock options or warrants outstanding.

Net Loss Per Share – In accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin (“SAB”) No. 98, basic net loss per common share is computed by dividing net loss for the period by the weighted average number of common shares outstanding during the period.  Under SFAS No. 128, diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period.   However, there were no commons stock equivalents outstanding as of December 31, 2007.

Comprehensive Income -- Comprehensive income (loss) is defined as all changes in a company’s net assets, except changes resulting from transactions with shareholders.  At December 31, 2007, the Company has no reportable differences between net loss and comprehensive loss.

Use of Estimates -- The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the Company’s consolidated financial statements and accompanying notes. On an ongoing basis, the Company evaluates its estimates and judgments, which are based on historical and anticipated results and trends and on various other assumptions that the Company believes to be reasonable under the circumstances. By their nature, estimates are subject to an inherent degree of uncertainty and, as such, actual results may differ from the Company’s estimates.

Income Taxes -- The Company accounts for income taxes under FASB Statement No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

New Accounting Pronouncements -- In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements.  SFAS No. 157 is intended to increase consistency and comparability among fair value estimates used in financial reporting.  As such, SFAS No. 157 applies to all other accounting pronouncements that require (or permit) fair value measurements, except for the measurement of share-based payments.  SFAS No. 157 does not apply to accounting standards that require (or permit) measurements that are similar to, but not intended to represent, fair value.  Fair value, as defined in SFAS No. 157, is the price to sell an asset or transfer a liability and therefore represents an exit price, not an entry price.  The exit price is the price in the principal market in which the reporting entity would transact.  Further, that price is not adjusted for transaction costs.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years except for certain nonfinancial assets and nonfinancial liabilities which have been deferred one year.  SFAS No. 157 will be applied prospectively as of the beginning of the fiscal year in which it is initially applied.  We do not expect adoption of SFAS No. 157 to be material to our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  SFAS No. 159 allows entities to voluntarily choose, at specified election dates, to measure many financial assets and financial liabilities at fair value.  The election is made on an instrument-by-instrument basis and is irrevocable.  If the fair value option is elected for an instrument, SFAS No. 159 specifies that all subsequent changes in fair value for that instrument shall be reported in earnings.  SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  We do not anticipate a material impact upon adoption of SFAS No. 159.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.”  SFAS No. 141(R) changes the accounting for and reporting of business combination transactions in the following way:  Recognition with certain exceptions, of 100% of the fair values of assets acquired, liabilities assumed, and non controlling interests of acquired businesses; measurement of all acquirer shares issued in consideration for a business combination at fair value on the acquisition date; recognition of contingent consideration arrangements at their acquisition date fair values, with subsequent changes in fair value generally reflected in earnings; recognition of pre-acquisition gain and loss contingencies at their acquisition date fair value; capitalization of in-process research and development (IPR&D) assets acquired at acquisition date fair value; recognition of acquisition-related transaction costs as expense when incurred; recognition of acquisition-related restructuring cost accruals in acquisition accounting only if the criteria in Statement No. 146 are met as of the acquisition date; and recognition of changes in the acquirer’s income tax valuation allowance resulting from the business combination separately from the business combination as adjustments to income tax expense.  SFAS No. 141(R) is effective for the first annual reporting period beginning on or after December 15, 2008 with earlier adoption prohibited.  The adoption of SFAS No. 141(R) will affect valuation of business acquisitions made in 2009 and forward.

In December 2007, the FASB issued SFAS No. 160 "Non-controlling Interest in Consolidated Financial Statements – an Amendment of ARB 51" (SFAS 160).  SFAS 160 clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements.  It also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest, and requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest.  SAFS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  Earlier adoption is prohibited.  We do not anticipate a material impact upon adoption.

 In March 2008, the FSAB issued FASS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.”  SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged.  We do not anticipate a material impact upon adoption.

Item 9.01.   Financial Statements and Exhibits.

Exhibit	Description
99.1	Audited Financial Statements of Bio-Path, Inc. – December 31, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.:
(Registrant)

Date:  May 19, 2008
By:  /s/ Peter Nielsen
Peter Nielson, CEO/President